Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen's Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

28 July 2023

056790.0002

KE Holdings Inc.

Building Fudao, No.11 Kaituo Road

Haidian District

Beijing 100085

People’s Republic of China

Dear Sir or Madam

KE Holdings Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the Commission) on or about the date of this opinion (the Registration Statement), relating to the registration under the United States Securities Act of 1933, as amended (the Securities Act), of the Company’s 107,760,223 class A ordinary shares of a par value of US$0.00002 per share (the Shares) to be issued pursuant to the Plan (as defined in Schedule 1).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$500,000 divided into 25,000,000,000 shares, comprising (i) 24,114,698,720 class A ordinary shares with a par value of US$0.00002 each and (ii) 885,301,280 class B ordinary shares with a par value of US$0.00002 each.

The British Virgin Islands is Harneys Hong Kong office's main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | JP Engwirda | Y Fan | P Kay | MW Kwok | IN Mann

R Ng | ATC Ridgers | PJ Sephton

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2	Valid Issuance of Shares. The Shares to be issued by the Company in accordance with the Plan and registered under the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Plan and the Resolutions (as defined in Schedule 1), and when name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	the certificate of incorporation of the Company dated 6 July 2018;

2	the sixth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 8 November 2021 (the M&A);

3	the register of members and register of directors of the Company provided to us on 26 July 2023; and

4	the written resolutions of the board of directors of the Company dated 22 July 2020 and 6 January 2021 (the Written Resolutions);

5	the minutes of the meeting the board of directors of the Company dated 27 April 2022 (the Minutes, together with the Written Resolutions, the Resolutions);

copies of 1-5 above have been provided to us by the Company’s registered office provider in the Cayman Islands (together the Corporate Documents)

6	the Registration Statement; and

7	the 2020 Global Share Incentive Plan of the Company, as amended in April 2022 (incorporated herein by reference to Exhibit 4.2 to the Company’s annual report on Form 20-F of the Company (File No. 001-39436) filed with the Commission on 27 April 2023) (the Plan, together with the Registration Statement, the Transaction Documents), the Corporate Documents and the Transaction Documents are collectively referred to in this opinion as the Documents.

Schedule 2

Assumptions

1	Validity under Foreign Laws. That (i) all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and (ii) no other matters arising under any foreign law will affect the views expressed in this opinion.

2	Directors. The board of directors of the Company considers the transactions contemplated by the Transaction Documents to be in the best interests of the Company and no director has a financial interest in or other relationship to a party or the transactions contemplated by the Transaction Documents which has not been properly disclosed in the Resolutions.

3	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Transaction Documents conform in every material respect to the latest drafts of the same produced to us and, where the Transaction Documents have been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

4	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

5	Constitutional Documents. The M&A remain in full force and effect and are otherwise unamended.

6	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

7	Resolutions. The Written Resolutions have been duly executed by or on behalf of each director and the signatures and initials thereon are those of a person or persons in whose name the Written Resolutions have been expressed to be signed. The Minutes were duly adopted at a duly convened meeting of the board of directors of the Company and such meeting was held and conducted in accordance with the memorandum and articles of association of the Company. The Resolutions remain in full force and effect, and the Minutes are an accurate record of the relevant meeting and are factually accurate as to notice and quorum.

8	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents. There is no contractual prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Transaction Documents.

2	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act (as revised) of the Cayman Islands (the Companies Act) have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

3	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2021 Revision).

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